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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                   POST EFFECTIVE AMENDMENT TO
    FORM S-8 REGISTRATION STATEMENT FILED ON OCTOBER 13, 1998
                                 FORM S-8-A1

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                      LUCAS EDUCATIONAL SYSTEMS, INC.
                  ---------------------------------------
          (Exact Name of Registrant as Specified in its Charter)


            Delaware                        62-1690722
  (State or Other Jurisdiction         (IRS Employer ID No.)
  of incorporation or organization)


                             P. O. Box 789
                       Templeton, California 93465
                       ---------------------------
               (Address of Principal Executive Offices)

                           (805) 434-3982
                           --------------
           (Issuer's Telephone Number, including Area Code)

              Consultant Compensation Agreement No. 2
              ---------------------------------------
                      (Full Title of the Plan)

                              Jerry R. Lucas
                          P. O. Box 789
                    Templeton, California 93465
                        ---------------------------
                (Name and Address of Agent for Service)

                            (805) 434-3982
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
-----------------------------------------------------------------------------
$0.001 par
value common
voting stock   600,000        $0.375    $225,000        $*
-----------------------------------------------------------------------------
        * Calculated and paid on October 13, 1998, according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the exercise price of the options covering the underlying common stock to be issued under the Plan.

                          PART II
Item 8.  Exhibits.
------------------

Exhibit
Number
------

99       Amendment to Consultant Compensation Agreement No. 2

                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                              REGISTRANT:

Date: 10/20/98                By/s/Jerry R. Lucas
                         Jerry R. Lucas
                              President and
                         Director


          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 10/20/98                By/s/Jerry R. Lucas
                         Jerry R. Lucas
                              President and
                         Director

Date: 10/20/98                By/s/Cheryl W. Lucas
                         Cheryl W. Lucas
                              Treasurer and
                         Director

Date: 10/20/98           By/s/David Nelson
                         David Nelson
                         Secretary and CFO
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           Securities and Exchange Commission File No. 0-24374

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                 LUCAS EDUCATIONAL SYSTEMS, INC.


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                               EXHIBIT INDEX


Exhibit
Number
-------

 99       Amended Consultant Compensation Agreement No. 2